Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220310 on Form S-8, Registration Statements No. 333-208265, No. 333-208578, and No. 333-220309 on Form S-3, and Registration Statement No. 333-214629 on Form S-3MEF of Franklin Financial Network, Inc. of our report dated March 16, 2018 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Franklin, Tennessee

March 16, 2018